Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statements No. 33-84522 (Form S-3), 33-73948 (Form S-3), 33-63348 (Form S-8), 33-91192 (Form S-
3), 33-95364 (Form S-8), and 333-8077 (Form S-3) and in the related Prospectuses of our report dated February 10, 1997 (except for Note 13, as to which the date is February 28, 1997), with respect to the consolidated financial statements and schedule of Wellsford Residential Property Trust and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


ERNST & YOUNG LLP


/s/ Ernst & Young LLP
___________________________
New York, New York
March 24, 1997